EXHIBIT 10.1

FIRST AMENDMENT TO

SENIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

This First Amendment to Senior Secured Convertible Note Purchase Agreement is made this 3rd day of March, 2017 (the “First Amendment”), by and among BioCorRx Inc., a Nevada corporation (the “Company”), and BICX Holding Company LLC (the “Purchaser”), the parties to that certain Senior Secured Convertible Note Purchase Agreement (the “Initial Agreement”), dated June 10, 2016 (the “Initial Financing”).

WHEREAS, on June 14, 2016, the Company and the Purchaser closed the Initial Financing which consisted of the issuance of a note of $2,500,000 to the Purchaser in exchange for an investment of the same amount;

WHEREAS, the Initial Agreement gave the Purchaser, for a period of six (6) months from the closing of the Initial Financing, the right but not the obligation to invest up to an additional $2,500,000 on the same terms and conditions as were set forth in the Initial Agreement;

WHEREAS, the Purchaser wishes to invest another $1,660,000 in the Company (the “New Investment”);

WHEREAS, the Company is in need of additional financing and will receive substantial benefit from the New Investment;

WHEREAS, the Company is willing to waive certain rights it has under the Initial Agreement;

WHEREAS, the Purchaser will receive substantial benefit from the Company’s waiver of certain rights; and

WHEREAS, the Purchase is willing to waive certain rights it has under the Initial Agreement.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

1. All capitalized terms used, and not otherwise defined, herein, shall have the meanings ascribed to them in the Initial Agreement.

2. The Purchaser agrees that, within five (15) business days of the date of this First Amendment, it shall have delivered the previously issued Note and $1,660,000 to the Company by wire transfer or by check.

3. The Company agrees that, subsequent to the Purchaser’s delivery of the previously issued Note and $1,660,000 to the Company, and within the same five (15) business days of the date of this First Amendment, the Company shall deliver or cause to be delivered to the Purchaser (x) a new Note in the amount of $4,000,000, which will replace the previously issued Note, and (y) any other documents required to be delivered at a Closing pursuant to the Initial Agreement.

1

4. The Company and the Purchaser agree that the delivery of $1,660,000 by the Purchaser and the delivery of the $4,000,000 Note by the Company shall constitute the Final Closing pursuant to the Initial Agreement.

5. The Company and Purchaser agree that, pursuant to Section 1.5 of the Initial Agreement, the Note will be convertible into that number of shares of Common Stock as is equal to 42.43% of the total authorized common stock of the Company as of the date of the Final Closing.

6. The Company agrees to waive its rights, pursuant to Section 1.6 of the Initial Agreement, to receive a break-up fee or to increase the Conversion Price of the Note.

7. The Purchaser agrees to waive any and all rights it would have possessed pursuant to the Initial Agreement had it invested the Maximum Purchase Price, including, but not limited to, its rights pursuant to Sections 3.14 (subsequent financings), 3.21 (the right to appoint a consultant) and 3.22 (the right to appoint an independent director upon an application to a national securities exchange).

8. All other terms of the Transaction Documents shall remain unamended and in full force and effect.

9. This First Amendment constitutes the entire agreement among the parties, and supersedes all prior and contemporaneous agreements and understandings of the parties, in connection with the subject matter of this First Amendment. No changes, modifications, terminations or waivers of any of the provisions hereof shall be binding unless in writing and signed by all of the parties thereto.

10. This First Amendment may be executed in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This First Amendment may also be executed by either party hereto by facsimile signature, which shall be deemed to be an original signature of such party hereon.

[-signature page follows-]

2

IN WITNESS WHEREOF, the undersigned have executed and delivered this First Amendment as of the date first written above.

“COMPANY”		“PURCHASER”
BIOCORRX INC.		BICX HOLDING COMPANY LLC
a Nevada corporation

By:		By:
	Lourdes Felix	Travis Mullen
Its:	Chief Financial Officer	Its:

3